Exhibit 10.1

INSEEGO CORP.

2018 Omnibus Incentive Compensation Plan

(as amended July 22, 2020)

1.       Purpose. Inseego Corp. hereby amends and restates the Inseego Corp. 2009 Omnibus Incentive Compensation Plan into this Inseego Corp. 2018 Omnibus Incentive Compensation Plan. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by offering directors, officers, employees and consultants of the Company an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, and to encourage such selected persons to continue to provide services to the Company and to attract new individuals with outstanding qualifications.

2.       Definitions. As used in the Plan,

(a)       “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries owns not less than 50 percent of such entity.

(b)      “Aggregate Share Limit” means the aggregate maximum number of shares available under the Plan pursuant to Section 3(a)(i) of the Plan.

(c)       “Annual Incentive Award” means a cash award granted pursuant to Section 8 of the Plan, where such award is based on Management Objectives and a Performance Period of one year or less.

(d)      “Appreciation Right” means a right granted pursuant to Section 5 of the Plan.

(e)       “Award” means any Annual Incentive Award, Option Right, Restricted Stock, Restricted Stock Unit, Appreciation Right, Performance Share, Performance Unit or Other Award granted pursuant to the terms of the Plan.

(f)       “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of an Appreciation Right.

(g)      “Beneficial Owner” or “Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

(h)      “Board” means the Board of Directors of Inseego, as constituted from time to time.

(i)        “Change in Control” means, except as may otherwise be provided in an Evidence of Award or in a Participant’s written employment agreement, change-in-control agreement, severance agreement, or other similar written agreement or arrangement that expressly provides that such definition applies with respect to this Plan, the first to occur of the following events:

(i)       any Person is or becomes the Beneficial Owner of 50 percent or more of the combined voting power of the then-outstanding Voting Stock of Inseego; provided, however, that:

(1)       the following acquisitions will not constitute a Change in Control: (A) any acquisition of Voting Stock of Inseego directly from Inseego that is approved by a majority of the Incumbent Directors, (B) any acquisition of Voting Stock of Inseego by the Company, (C) any acquisition of Voting Stock of Inseego by the trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company, and (D) any acquisition of Voting Stock of Inseego by any Person pursuant to a Business Transaction (as defined below) that complies with clauses (A), (B) and (C) of Section 2(i)(iii) below;

(2)       if any Person is or becomes the Beneficial Owner of 50 percent or more of the combined voting power of the then-outstanding Voting Stock of Inseego as a result of a transaction described in clause (A) of Section 2(i)(i)(1) above and such Person thereafter becomes the Beneficial Owner of any additional shares of Voting Stock of Inseego representing one percent or more of the then-outstanding Voting Stock of Inseego, other than in an acquisition directly from Inseego that is approved by a majority of the Incumbent Directors or other than as a result of a stock dividend, stock split or similar transaction effected by Inseego in which all holders of Voting Stock are treated equally, such subsequent acquisition will be treated as a Change in Control;

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(3)       a Change in Control will not be deemed to have occurred if a Person is or becomes the Beneficial Owner of 50 percent or more of the Voting Stock of Inseego as a result of a reduction in the number of shares of Voting Stock of Inseego outstanding pursuant to a transaction or series of transactions that is approved by a majority of the Incumbent Directors unless and until such Person thereafter becomes the Beneficial Owner of any additional shares of Voting Stock of Inseego representing one percent or more of the then-outstanding Voting Stock of Inseego, other than as a result of a stock dividend, stock split or similar transaction effected by Inseego in which all holders of Voting Stock are treated equally; and

(4)       if at least a majority of the Incumbent Directors determine in good faith that a Person has acquired Beneficial Ownership of 50 percent or more of the Voting Stock of Inseego inadvertently, and such Person divests as promptly as practicable but no later than the date, if any, set by the Incumbent Directors a sufficient number of shares so that such Person has Beneficial Ownership of less than 50 percent of the Voting Stock of Inseego, then no Change in Control will have occurred as a result of such Person’s acquisition; or

(ii)       a majority of the Board ceases to be comprised of Incumbent Directors; or

(iii)       the consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of Inseego or the acquisition of the stock or assets of another corporation, or other transaction (each, a “Business Transaction”), unless, in each case, immediately following such Business Transaction (A) the Voting Stock of Inseego outstanding immediately prior to such Business Transaction continues to represent (either by remaining outstanding or by being converted into Voting Stock of the surviving entity or any parent thereof), more than 50 percent of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Transaction (including, without limitation, an entity which as a result of such transaction owns Inseego or all or substantially all of Inseego’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Transaction, of the Voting Stock of Inseego, (B) no Person (other than Inseego, such entity resulting from such Business Transaction, or any employee benefit plan (or related trust) sponsored or maintained by the Company or such entity resulting from such Business Transaction) has Beneficial Ownership, directly or indirectly, of 50 percent or more of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Transaction, and (C) at least a majority of the members of the Board of Directors of the entity resulting from such Business Transaction were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Board providing for such Business Transaction; or

(iv)       Inseego implements a plan for liquidation or dissolution of Inseego, except pursuant to a Business Transaction that complies with clauses (A), (B) and (C) of Section 2(i)(iii).

(j)       “Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, as such law and regulations may be amended from time to time.

(k)       “Committee” means a committee consisting of one or more members of the Board that is appointed by the Board (as described in Section 12) to administer the Plan.

(l)       “Company” means, collectively, Inseego and its Subsidiaries.

(m)      “Consultant” means an individual who performs bona fide services to the Company or an Affiliate, other than as an Employee or Director.

(n)       “Date of Grant” means the date specified by the Board on which a grant of an Award will become effective (which date will not be earlier than the date on which the Board takes action with respect thereto).

(o)      “Director” means a member of the Board of Directors of Inseego.

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(p)      “Employee” means an individual who is an employee of the Company or an Affiliate.

(q)      “Evidence of Award” means an agreement, certificate, resolution, notification or other type or form of writing or other evidence approved by the Board that sets forth the terms and conditions of the Awards granted. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of Inseego and, unless otherwise determined by the Board, need not be signed by a representative of Inseego or a Participant.

(r)       “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(s)       “GAAP” means accounting principles generally accepted in the United States of America as in effect from time to time.

(t)       “Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

(u)      “Incumbent Directors” means the individuals who, as of the date this amended and restated plan was adopted by the Board, are Directors of Inseego and any individual becoming a Director subsequent to the date hereof whose election, nomination for election by Inseego’s stockholders, or appointment, was approved by a vote of at least two-thirds of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of Inseego in which such person is named as a nominee for Director, without objection to such nomination); provided , however , that an individual will not be an Incumbent Director if such individual’s election or appointment to the Board occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

(v)      “Inseego” means Inseego Corp., a Delaware corporation, and any successors thereto.

(w)      “Investor Director Provider” means any investor in the Company (or the Affiliate of an investor in the Company) that has an employee, direct or indirect owner, or service provider of such investor serving on the Board as a Director, provided that such Director has agreed with the investor (or Affiliate) that such investor (or Affiliate of such investor) will receive any Awards that such Director otherwise would receive.

(x)       “Management Objectives” means the performance objective or objectives established pursuant to the Plan for Participants who have received grants of Annual Incentive Awards, Performance Shares or Performance Units or, when so determined by the Board, Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, dividend equivalents or Other Awards pursuant to the Plan. Management Objectives may be described in terms of Inseego-wide objectives or objectives that are related to the performance of the individual Participant or a Subsidiary, division, business unit, region or function within Inseego or any Subsidiary. The Management Objectives may be made relative to the performance of other companies. The Management Objectives may be based on any criteria selected by the Board.

At the Board’s discretion, any Management Objective may be measured before special items, and may or may not be determined in accordance with GAAP. The Board shall have the authority to make equitable adjustments to the Management Objectives (and to the related minimum, target and maximum levels of achievement or performance) as follows: in recognition of unusual or non-recurring events affecting Inseego or any Subsidiary or Affiliate or the financial statements of Inseego or any Subsidiary or Affiliate; in response to changes in applicable laws or regulations; to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles; or in recognition of any events or circumstances (including, without limitation, changes in the business, operations, corporate or capital structure of the Company or the manner in which it conducts its business) that render the Management Objectives unsuitable, as determined by the Board in its sole discretion.

(y)      “Market Value Per Share” means as of any particular date the closing sale price of a Share as reported on the Nasdaq Stock Market or, if not listed on such exchange, on any other national securities exchange on which the Shares are listed. If the Shares are not traded as of any given date, the Market Value Per Share means the closing price for the Shares on the principal exchange on which the Shares are traded for the immediately preceding date on which the Shares were traded. If there is no regular public trading market for the Shares, the Market Value Per Share of the Shares shall be the fair market value of the Shares as determined in good faith by the Board. The Board is authorized to adopt another fair market value pricing method, provided such method is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

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(z)       “Option Price” means the purchase price payable on exercise of an Option Right.

(aa)     “Option Right” means the right to purchase Shares upon exercise of an option granted pursuant to Section 4 of the Plan.

(bb)    “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

(cc)     “Other Award” means an Award granted pursuant to Section 9 of the Plan.

(dd)    “Participant” means a person who is selected by the Board to receive Awards under the Plan and who is or is expected to become an Employee, Director, or Consultant, or an Investor Director Provider.

(ee)     “Performance Period” means, in respect of an Award, a period of time within which the Management Objectives relating to such Award are to be achieved, as determined by the Board in its sole discretion. The Board may establish different Performance Periods for different Participants, and the Board may establish concurrent or overlapping Performance Periods.

(ff)      “Performance Share” means an Award under the Plan equivalent to the right to receive one Share awarded pursuant to Section 8 of the Plan.

(gg)    “Performance Unit” means a unit awarded pursuant to Section 8 of the Plan that is equivalent to $1.00 or such other value as is determined by the Board.

(hh)    “Person” shall have the meaning set forth in Section 3(a)(9) of the Exchange Act or any successor provision thereto, as modified and used in Sections 13(d) and 14(d) thereof and the rules thereunder.

(ii)       “Plan” means this Inseego Corp. 2018 Omnibus Incentive Compensation Plan, as amended.

(jj)      “Restricted Stock” means Shares granted pursuant to Section 6 of the Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.

(kk)     “Restricted Stock Unit” means an Award made pursuant to Section 7 of the Plan.

(ll)      “Restriction Period” means the period of time during which Restricted Stock or Restricted Stock Units may be subject to restrictions, as provided in Section 6 and Section 7 of the Plan.

(mm)   “Secondary Committee” means one or more senior officers of Inseego (who need not be members of the Board), acting as a committee established by the Board pursuant to Section 12(b) of the Plan, subject to such conditions and limitations as the Board shall prescribe.

(nn)    “Shares” means the shares of common stock, par value $0.001 per share, of Inseego or any security into which such Shares may be changed by reason of any transaction or event of the type referred to in Section 11 of the Plan.

(oo)    “Spread” means the excess of the Market Value Per Share on the date when an Appreciation Right is exercised, or on the date when Option Rights are surrendered in payment of the Option Price of other Option Rights, over the Option Price or Base Price provided for in the related Option Right or Appreciation Right, respectively.

(pp)    “Subsidiary” means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by Inseego; except that, for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time Inseego owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

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(qq)    “Voting Stock” means securities entitled to vote generally in the election of directors.

(rr)      “10% Shareholder” means a Person who, as of a relevant date, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

3.         Shares Available Under the Plan.

(a)       Maximum Shares Available Under Plan.

(i)       Subject to adjustment as provided in Section 11 of the Plan, the maximum number of Shares that may be issued (A) upon the exercise of Option Rights or Appreciation Rights, (B) in payment or settlement of Restricted Stock and released from substantial risks of forfeiture thereof, (C) in payment or settlement of Restricted Stock Units, (D) in payment or settlement of Performance Shares or Performance Units that have been earned, (E) in payment or settlement of Other Awards, or (F) in payment of dividend equivalents paid with respect to Awards made under the Plan, in the aggregate will not exceed 21,753,085 Shares (the “Aggregate Share Limit”).

Shares that are issued in connection with inducement grants pursuant to Nasdaq Listing Rule 5635 and Shares issued under any plan assumed by Inseego in any corporate transaction will not count against the Aggregate Share Limit.

(ii)       Shares covered by an Award granted under the Plan shall not be counted against the Aggregate Share Limit unless and until they are actually issued and delivered to a Participant and, therefore, the total number of Shares available under the Plan as of a given date shall not be reduced by any Shares relating to prior Awards that have expired or have been forfeited or cancelled or terminated for any other reason other than being exercised or settled, and to the extent of payment in cash of the benefit provided by any Award granted under the Plan, any Shares that were covered by that Award will be available for issue or transfer hereunder. In addition, upon the full or partial payment of any Option Price by the transfer to the Company of Shares or upon satisfaction of tax withholding provisions in connection with any such exercise or any other payment made or benefit realized under this Plan by the transfer or relinquishment of Shares, there shall be deemed to have been issued under this Plan only the net number of Shares actually issued by the Company.

(iii)       Subject to adjustment as provided in Section 11 of the Plan, the aggregate number of Shares actually issued by the Company upon the exercise of Incentive Stock Options will not exceed 7,000,000 Shares.

4.       Option Rights. The Board may, from time to time, authorize the granting to Participants of Option Rights upon such terms and conditions consistent with the following provisions as it may determine:

(a)       Each grant will specify the number of Shares to which it pertains subject to the limitations set forth in Section 3 of the Plan.

(b)       Each grant will specify an Option Price per share, which may not be less than (i) the Market Value Per Share on the Date of Grant or (ii) if the Person to whom an Incentive Stock Option is granted is a 10% Shareholder on the Date of Grant, 110% of the Market Value Per Share on the Date of Grant. However, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Incentive Stock Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424 of the Code or if the Award is designated as a “Section 409A Award” and has either a fixed exercise date or a fixed delivery date.

(c)       Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to Inseego or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to Inseego of Shares owned by the Optionee (or other consideration authorized pursuant to Section 4(d)) having a value at the time of exercise equal to the total Option Price, (iii) by withholding by Inseego from the Shares otherwise deliverable to the Optionee upon the exercise of such Option Rights, a number of Shares having a value at the time of exercise equal to the total Option Price, (iv) by a combination of such methods of payment, or (v) by such other methods as may be approved by the Board.

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(d)       To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to Inseego of some or all of the Shares to which such exercise relates.

(e)       Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(f)       Each grant will specify the period or periods of continuous service by the Optionee with Inseego or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable; provided, however, that in the case of an Investor Director Provider, service will be deemed continuous as long as such Investor Director Provider has at least one representative on the Board who is an employee, direct or indirect owner, or service provider of such Investor Director Provider.

(g)       Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

(h)       Option Rights granted under the Plan may be (i) Incentive Stock Options, (ii) options that are not intended to qualify as Incentive Stock Options, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who are “employees” (under Section 3401(c) of the Code) of Inseego or a subsidiary of Inseego (under Section 424 of the Code). Any Option Right designated as an Incentive Stock Option will not be an Incentive Stock Option to the extent the Option Right fails to meet the requirements of Section 422 of the Code. Each grant will specify whether the Option Right is an Incentive Stock Option or an option that is not intended to qualify as an Incentive Stock Option.

(i)       The Board may substitute, without receiving Participant permission, Appreciation Rights payable only in Shares (or Appreciation Rights payable in Shares or cash, or a combination of both, at the Board’s discretion) for outstanding Option Rights; provided , however , that the terms of the substituted Appreciation Rights are substantially the same as the terms for the Option Rights at the date of substitution and the difference between the Market Value Per Share of the underlying Shares and the Base Price of the Appreciation Rights is equivalent to the difference between the Market Value Per Share of the underlying Shares and the Option Price of the Option Rights. If the Board determines, based upon advice from Inseego’s accountants, that this provision creates adverse accounting consequences for Inseego, it shall be considered null and void.

(j)       No Option Right will be exercisable more than 10 years from the Date of Grant; provided, however, that with respect to Incentive Stock Options issued to 10% Shareholders, the term of each such Option Right shall not exceed five (5) years from the date it is granted.

(k)       No grant of Option Rights may provide for dividends, dividend equivalents or other similar distributions to be paid on such Option Rights.

(l)       No Option Right shall include terms entitling the Participant to a grant of Option Rights or Appreciation Rights on exercise of the Option Right.

5.       Appreciation Rights. The Board may, from time to time, authorize the granting to any Participant of Appreciation Rights upon such terms and conditions consistent with the following provisions as it may determine:

(a)       An Appreciation Right will be a right of the Participant to receive from Inseego an amount determined by the Board, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.

(b)       Each grant will specify the Base Price, which may not be less than the Market Value Per Share on the Date of Grant.

(c)       Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by Inseego in cash, in Shares or in any combination thereof and may retain for the Board the right to elect among those alternatives.

(d)       Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Board at the Date of Grant.

(e)       Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(f)       Each grant will specify the period or periods of continuous service by the Participant with Inseego or any Subsidiary that is necessary before such Appreciation Right or installments thereof will become exercisable; provided, however, that in the case of an Investor Director Provider, service will be deemed continuous as long as such Investor Director Provider has at least one representative on the Board who is an employee, direct or indirect owner, or service provider of such Investor Director Provider.

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(g)       Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Rights.

(h)       Successive grants may be made to the same Participant regardless of whether any Appreciation Rights previously granted to the Participant remain unexercised.

(i)       No Appreciation Right granted under the Plan may be exercised more than 10 years from the Date of Grant.

(j)       No grant of Appreciation Rights may provide for dividends, dividend equivalents or other similar distributions to be paid on such Appreciation Rights.

(k)       No Appreciation Right shall include terms entitling the Participant to a grant of Option Rights or Appreciation Rights on exercise of the Appreciation Right.

6.       Restricted Stock. The Board may, from time to time, authorize the granting of Restricted Stock to Participants upon such terms and conditions consistent with the following provisions as it may determine:

(a)       Each such grant will constitute an immediate transfer of the ownership of Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but such rights shall be subject to such restrictions and the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Board may determine.

(b)       Each such grant may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value Per Share at the Date of Grant.

(c)       Each such grant will provide that the Restricted Stock covered by such grant that vests upon the passage of time will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a Restriction Period to be determined by the Board at the Date of Grant or upon achievement of Management Objectives referred to in subparagraph (e) below.

(d)       Each such grant will provide that during, and may provide that after, the Restriction Period, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Board at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in Inseego or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).

(e)       Any grant of Restricted Stock may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Stock.

(f)       Notwithstanding anything to the contrary contained in the Plan, any grant of Restricted Stock may provide for the earlier termination of restrictions on such Restricted Stock in the event of the retirement, death or disability, or other termination of employment of a Participant, or a Change in Control.

(g)       Any such grant of Restricted Stock may require that any or all dividends or other distributions paid thereon during the Restriction Period be automatically deferred and reinvested in additional shares of Restricted Stock or paid in cash, which may be subject to the same restrictions as the underlying Award; provided, however, that dividends or other distributions on Restricted Stock subject to Management Objectives shall be deferred and paid in cash upon the achievement of the applicable Management Objectives and the lapse of all restrictions on such Restricted Stock.

(h)       Unless otherwise directed by the Board, (i) all certificates representing shares of Restricted Stock will be held in custody by Inseego until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares, or (ii) all shares of Restricted Stock will be held at Inseego’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such shares of Restricted Stock.

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7.       Restricted Stock Units. The Board may, from time to time, authorize the granting of Restricted Stock Units to Participants upon such terms and conditions consistent with the following provisions as it may determine:

(a)       Each such grant will constitute the agreement by Inseego to deliver Shares or cash to the Participant in the future in consideration of the performance of services, but subject to such restrictions and the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Board may specify.

(b)       Each such grant may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value Per Share at the Date of Grant.

(c)       Notwithstanding anything to the contrary contained in the Plan, any grant of Restricted Stock Units may provide for the earlier lapse or modification of the Restriction Period in the event of the retirement, death or disability, or other termination of employment of a Participant, or a Change in Control.

(d)       During the Restriction Period, the Participant will have no right to transfer any rights under his or her Award and will have no rights of ownership in the Restricted Stock Units and will have no right to vote them, but the Board may at the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on either a current, deferred or contingent basis either in cash, additional Restricted Stock Units or in additional Shares; provided , however , that dividend equivalents on Restricted Stock Units subject to Management Objectives shall be deferred and paid in cash upon the achievement of the applicable Management Objectives and the lapse of all restrictions on such Restricted Stock Units.

(e)       Each grant of Restricted Stock Units will specify the time and manner of payment of the Restricted Stock Units that have been earned.

8.       Annual Incentive Awards, Performance Shares and Performance Units. The Board may, from time to time, authorize the granting of Annual Incentive Awards, Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Management Objectives during the Performance Period, upon such terms and conditions consistent with the following provisions as it may determine:

(a)       Each grant will specify either the number of shares, or amount of cash, payable with respect to Annual Incentive Awards, Performance Shares or Performance Units to which it pertains, which number or amount payable may be subject to adjustment to reflect changes in compensation or other factors.

(b)       The Performance Period with respect to each Annual Incentive Award, Performance Share or Performance Unit will be such period of time (not less than one year in the case of each Performance Share and Performance Unit), as will be determined by the Board at the time of grant, which Performance Period may be subject to earlier lapse or other modification in the event of the retirement, death or disability, or other termination of employment of a Participant, or a Change in Control.

(c)       Any grant of Annual Incentive Awards, Performance Shares or Performance Units will specify Management Objectives that, if achieved, will result in payment or early payment of the Award and may set forth a formula for determining the number of Shares, or amount of cash, payable with respect to Annual Incentive Awards, Performance Shares or Performance Units that will be earned if performance is at or above the minimum or threshold level or levels.

(d)       Each grant will specify the time and manner of payment of Annual Incentive Awards, Performance Shares or Performance Units that have been earned. Any grant of Performance Shares or Performance Units may specify that the amount payable with respect thereto may be paid by Inseego in cash, in Shares or in any combination thereof and will retain in the Board the right to elect among those alternatives.

(e)       Any grant of Annual Incentive Awards, Performance Shares or Performance Units may specify that the amount payable or the number of Shares issued with respect thereto may not exceed maximums specified by the Board at the Date of Grant.

(f)       The Board may at the Date of Grant of Performance Shares provide for the payment of dividend equivalents to the holder thereof on either a current, deferred or contingent basis, either in cash or in additional Shares; provided, however, that dividend equivalents on Performance Shares shall be deferred and paid in cash upon the achievement of the applicable Management Objectives.

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9.       Other Awards.

(a)       The Board may, subject to limitations under applicable law, grant to any Participant such Other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of such Shares, including, without limitation, awards consisting of securities or other rights convertible or exchangeable into Shares, purchase rights for Shares, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, Affiliates or other business units thereof or any other factors designated by the Board, and awards valued by reference to the book value of Shares or the value of securities of, or the performance of specified Subsidiaries or Affiliates or other business units of Inseego. The Board shall determine the terms and conditions of such awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 9 shall be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, cash, Shares, Other Awards, notes or other property, as the Board shall determine.

(b)       Except as otherwise provided in Section 15(b), cash Awards, as independent Awards or as an element of or supplement to any other Award granted under the Plan, may also be granted pursuant to this Section 9.

(c)       The Board may grant Shares as a bonus, or may grant other Awards in lieu of obligations of Inseego or a Subsidiary to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Board in a manner that complies with Section 409A of the Code.

10.       Transferability.

(a)       Except as otherwise determined by the Board, no Awards granted under the Plan and no rights under any such Awards shall be assignable, alienable, saleable, or transferable by the Participant except by will or the laws of descent and distribution, and in no event shall any such Award granted under the Plan be transferred for value. Except as otherwise determined by the Board, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.

(b)       The Board may specify at the Date of Grant that part or all of the Shares that are to be issued by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock or Restricted Stock Units or upon payment under any grant of Performance Shares, Performance Units or Other Awards will be subject to further restrictions on transfer.

11.       Adjustments. The Board shall make or provide for such adjustments in the number of Shares covered by outstanding Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units granted hereunder and, if applicable, in the number of Shares covered by Other Awards, in the Option Price and Base Price provided in outstanding Option Rights or Appreciation Rights, and in the kind of Shares covered thereby, as the Board, in its sole discretion, may determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Board, in its discretion, may provide in substitution for any or all outstanding Awards under the Plan such alternative consideration (including cash), if any, as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price greater than the consideration offered in connection with any such transaction or event or Change in Control, the Board may in its sole discretion elect to cancel such Option Right or Appreciation Right without any payment to the person holding such Option Right or Appreciation Right. The Board shall also make or provide for such adjustments in the number of Shares specified in Section 3 of the Plan as the Board in its sole discretion, may determine is appropriate to reflect any transaction or event described in this Section 11; provided , however , that any such adjustment to the number specified in Section 3(a)(iii) will be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail so to qualify.

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12.       Administration of the Plan.

(a)       The Plan will be administered by the Board, which may from time to time delegate all or any part of its authority under the Plan to the Committee. To the extent of any such delegation, references in the Plan to the Board will be deemed to be references to such Committee. A majority of the Committee will constitute a quorum, and the action of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the Committee.

(b)       To the extent permitted by applicable law, including any rule of the Nasdaq Stock Market, the Board or Committee may delegate its duties under the Plan to a Secondary Committee, subject to such conditions and limitations as the Board or Committee shall prescribe; provided, however, that: (i) only the Board or Committee may grant an Award to a Participant who is subject to Section 16 of the Exchange Act; and (ii) the Secondary Committee shall report periodically to the Board or the Committee, as the case may be, regarding the nature and scope of the Awards granted pursuant to the authority delegated. To the extent of any such delegation, references or deemed references in the Plan to the Committee will be deemed to be references to such Secondary Committee. A majority of the Secondary Committee will constitute a quorum, and the action of the members of the Secondary Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the Secondary Committee.

(c)       The Board shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any Evidence of Award or other agreement or document ancillary to or in connection with this Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering this Plan as the Board may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in an Evidence of Award, granting Awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of the Company, construing any ambiguous provision of the Plan or any Evidence of Award, and, subject to Sections 15 and 18, adopting modifications and amendments to this Plan or any Evidence of Award, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which Inseego, its Affiliates, and/or its Subsidiaries operate. The grant of any Award that specifies Management Objectives that must be achieved before such Award can be earned or paid will specify that, before such Award will be earned and paid, the Board must certify that the Management Objectives have been satisfied.

(d)       The interpretation and construction by the Board of any provision of this Plan or of any Evidence of Award or other agreement or document ancillary to or in connection with this Plan and any determination by the Board pursuant to any provision of the Plan or of any such Evidence of Award or other agreement or document ancillary to or in connection with this Plan will be final and conclusive. No member of the Board will be liable for any such action or determination made in good faith.

(e)       Any Participant who believes he or she is being denied any benefit or right under the Plan or under any Award or Evidence of Award may file a written claim with the Committee. Any claim must be delivered to the Committee within six month of the specific event giving rise to the claim. Untimely claims will not be processed and shall be deemed denied. The Committee, or its designee, generally will notify the Participant of its decision in writing as soon as administratively practicable. Claims shall be deemed denied if the Committee does not respond in writing within 180 days of the date the written claim is delivered to the Committee. The Committee’s decision is final and conclusive and binding on all Persons. No lawsuit or arbitration relating to the Plan may be filed or commenced before a written claim is filed with the Committee and is denied or deemed denied, and any lawsuit must be filed within one year of such denial or deemed denial or be forever barred.

13.       Non U.S. Participants. In order to facilitate the making of any grant or combination of grants under the Plan, the Board may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by Inseego or any Subsidiary outside of the United States of America, as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of the Plan (including without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose, and the Secretary or other appropriate officer of Inseego may certify any such document as having been approved and adopted in the same manner as the Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of the Plan as then in effect unless the Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of Inseego.

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14.       Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other Person under the Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other Person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of Shares, and such Participant fails to make arrangements for the payment of tax, the Company shall withhold such Shares having a value that shall not exceed the statutory maximum amount permitted to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income and employment tax laws, the Participant may elect, or the Company may require the Participant, to satisfy the obligation, in whole or in part, by electing to have withheld, from the Shares required to be delivered to the Participant, Shares having a value equal to the amount required to be withheld, or by delivering to the Company other Shares held by such Participant. The Shares used for tax withholding will be valued at an amount equal to the Market Value Per Share of such Shares on the date the benefit is to be included in Participant’s income. Participants shall also make such arrangements as the Company may require for the payment of any withholding tax obligation that may arise in connection with the disposition of Shares acquired upon the exercise of Option Rights.

15.       Amendments, Etc.

(a)       The Board may at any time and from time to time amend the Plan in whole or in part; provided, however, that if an amendment to the Plan must be approved by the stockholders of Inseego in order to comply with applicable law or the rules of the Nasdaq Stock Market or, if the Shares are not traded on the Nasdaq Stock Market, the principal national securities exchange upon which the Shares are traded or quoted, then, such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained.

(b)       Except in connection with a corporate transaction or event described in Section 11 of the Plan, the terms of outstanding Awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, and no outstanding Option Rights or Appreciation Rights may be cancelled in exchange for other Awards, or cancelled in exchange for Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, or cancelled in exchange for cash, without stockholder approval. This Section 15(b) is intended to prohibit (without stockholder approval) the repricing of “underwater” Option Rights and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 11 of the Plan. Notwithstanding any provision of the Plan to the contrary, this Section 15(b) may not be amended without approval by Inseego’s stockholders.

(c)       If permitted by Section 409A of the Code, in case of termination of employment by reason of death, disability or normal or early retirement, or in the case of unforeseeable emergency or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Stock or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Annual Incentive Awards, Performance Shares or Performance Units which have not been fully earned, or any Other Awards subject to any vesting schedule or transfer restriction, or who holds Shares subject to any transfer restriction imposed pursuant to Section 10(b) of the Plan, the Board may, in its sole discretion, accelerate the time at which such Option Right, Appreciation Right or Other Award may be exercised or the time when such Restriction Period will end or the time at which such Annual Incentive Awards, Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such Award.

(d)       Subject to Section 16(d) of the Plan, the Board may amend the terms of any Award theretofore granted under the Plan prospectively or retroactively, but subject to Section 11 of the Plan, no such amendment shall impair the rights of any Participant without his or her consent, except as necessary to comply with changes in law or accounting rules applicable to Inseego. The Board may, in its discretion, terminate the Plan at any time.

Termination of the Plan will not affect the rights of Participants or their successors under any Awards outstanding hereunder on the date of termination.

16.       Compliance with the Code.

(a)       To the extent applicable, it is intended that the Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A of the Code do not apply to the Participants. The Plan and any grants made hereunder shall be administered in a manner consistent with this intent. Any reference in the Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

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(b)       Neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under the Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Affiliates.

(c)       If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by Inseego from time to time) and (ii) Inseego shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then Inseego shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the tenth business day of the month after such six-month period.

(d)       Notwithstanding any provision of the Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of the Code, Inseego reserves the right to make amendments to the Plan and grants hereunder as Inseego deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code, or adverse tax consequences under another Code provision, without Participant consent. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with the Plan and grants hereunder (including any taxes, penalties, and interest under Section 409A of the Code or another Code provision), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold a Participant nor anyone other than a Participant, including a Participant’s estate or beneficiaries, harmless from any or all of such taxes or penalties.

17.       Governing Law. The Plan and all grants and Awards and actions taken thereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware, without regard to principles of conflicts of laws.

18.       Effective Date/Termination. The Plan originally became effective as of June 18, 2009. This amendment and restatement was adopted by the Board on May 11, 2018 and will become effective as of the date of shareholder approval, if ever. No grant will be made under the Plan more than 10 years after May 11, 2018, but all grants made on or prior to such date will continue in effect thereafter subject to the terms of the Evidence of Award conveying such grants and of the Plan.

19.       Miscellaneous.

(a)       Each grant of an Award will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with the Plan, as the Board may approve.

(b)       Inseego will not be required to issue any fractional Shares pursuant to the Plan. The Board may provide for the elimination of fractional Shares or for the settlement of fractional Shares in cash.

(c)       The Plan will not confer upon any Participant any right with respect to continuance of employment or other service with Inseego or any Subsidiary or Affiliate, nor will it interfere in any way with any right Inseego or any Subsidiary or Affiliate would otherwise have to terminate such Participant’s employment or other service at any time.

(d)       No person shall have any claim to be granted any Award under the Plan. Without limiting the generality of the foregoing, the fact that a target Award is established for the job value or level for an Employee shall not entitle any Employee to an Award hereunder. Except as provided specifically herein, a Participant or a transferee of an Award shall have no rights as a stockholder with respect to any Shares covered by any Award until the date as of which he or she is actually recorded as the holder of such Shares upon the stock records of the Company.

(e)       Determinations by the Board or the Committee under the Plan relating to the form, amount and terms and conditions of grants and Awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive grants and Awards under the Plan, whether or not such persons are similarly situated.

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(f)       To the extent that any provision of the Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of the Plan.

(g)       No Award under the Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Board, contrary to law or the regulations of any duly constituted authority having jurisdiction over the Plan.

(h)       Absence or leave approved by a duly constituted officer of Inseego or any of its Subsidiaries shall not be considered interruption or termination of service of any Employee for any purposes of the Plan or Awards granted hereunder.

(i)       The Board may condition the grant of any Award or combination of Awards authorized under the Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by Inseego or a Subsidiary to the Participant.

(j)       If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Board, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Board, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

(k)       Any Evidence of Award may: (i) provide for recoupment by the Company of all or any portion of an Award upon such terms and conditions as the Board or Committee may specify in such Evidence of Award; or (ii) include restrictive covenants, including, without limitation, non-competition, non-disparagement and confidentiality conditions or restrictions, that the Participant must comply with during employment by or service to the Company and/or within a specified period after termination as a condition to the Participant’s receipt or retention of all or any portion of an Award. This Section 19(k) shall not be the Company’s exclusive remedy with respect to such matters. This Section 19(k) shall not apply after a Change in Control, unless otherwise specifically provided in the Evidence of Award.

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